                                                                   EXHIBIT 1.2.1

                  AMENDMENTS TO BYE-LAWS OF GLOBAL SOURCES LTD.

Below are the  amendments  to the Bye-Laws that were approved at the May 6, 2002
Annual General Meeting of Shareholders.  New text has been  underlined,  deleted text has been indicated by striking through such text.

(1)         INTERPRETATION

            To insert the following additional clauses:

            "9.         IN THESE BYE-LAWS  UNLESS  OTHERWISE  REQUIRED BY LAW OR
                        OTHERWISE  SPECIFICALLY  PROVIDED FOR IN THESE BYE-LAWS,
                        WHERE  INFORMATION,  NOTICES OR  DOCUMENTS OF ANY NATURE
                        WHATSOEVER,  ARE  REQUIRED TO BE IN WRITING OR DESCRIBED
                        AS BEING WRITTEN, THAT REQUIREMENT OR DESCRIPTION IS MET
                        BY SUCH MATERIAL BEING PROVIDED BY ELECTRONIC MEANS.

            10.         IN THESE BYE-LAWS  UNLESS  OTHERWISE  REQUIRED BY LAW OR
                        OTHERWISE  SPECIFICALLY  PROVIDED FOR IN THESE BYE-LAWS,
                        WHERE  INFORMATION,  NOTICES OR  DOCUMENTS OF ANY NATURE
                        WHATSOEVER  ARE  REQUIRED TO BE  DELIVERED,  DISPATCHED,
                        GIVEN, SENT OR SERVED UPON A PERSON, THAT REQUIREMENT IS
                        MET BY DOING SO BY  ELECTRONIC  MEANS  PROVIDED THAT THE
                        ORIGINATOR OF SUCH  MATERIAL  STATES THAT THE RECEIPT OF
                        SUCH  MATERIAL IS TO BE  ACKNOWLEDGED  AND THE ADDRESSEE
                        HAS ACKNOWLEDGED SUCH RECEIPT.

            11.         IN THESE BYE-LAWS  UNLESS  OTHERWISE  REQUIRED BY LAW OR
                        OTHERWISE  SPECIFICALLY  PROVIDED FOR IN THESE BYE-LAWS,
                        WHERE  THE  SIGNATURE  OF  A  PERSON  IS  REQUIRED  THAT
                        REQUIREMENT   IS  MET  BY  A  SIGNATURE   DELIVERED   BY
                        ELECTRONIC  MEANS  PROVIDED THAT (A) A METHOD IS USED TO
                        IDENTIFY  THAT  PERSON AND TO  INDICATE  THAT THE PERSON
                        INTENDED  TO SIGN OR  OTHERWISE  ADOPT THE  MATERIAL  TO
                        WHICH THE SIGNATURE RELATES;  AND (B) THAT METHOD IS, ON
                        THE DISCRETION OF THE BOARD, RELIABLE."

(2)         BYE-LAW 77
            ----------

            "The  instrument  appointing  a proxy shall be in writing  under the hand  (INCLUDING A SIGNATURE  PROVIDED BY  ELECTRONIC  MEANS) of the
            appointor or of his attorney authorized by him in writing or, if the appointor is a corporation,  either under its seal or under the hand of an  officer,  attorney  or other  person  authorized  to sign the same."

(3)         BYE-LAW 78
            ----------

            "Any  Shareholder may appoint a standing proxy or (if a corporation)
            representative  by depositing at the Registered  Office,  or at such place or places, AND IN SUCH MANNER, INCLUDING BY ELECTRONIC  MEANS,

            as the Board may [otherwise  specify]  DETERMINE for the purpose,  a proxy or (if a  corporation)  an  authorization  and  such  proxy or
            authorization   shall  be  valid  for  all  general   meetings   and
            adjournments thereof or, resolutions in writing, as the case may be, until notice of revocation is received at the Registered  Office, or at such place or places as the Board may  otherwise  specify for the purpose.  Where  a  standing  proxy  or  authorization  exists,  its operation  shall be  deemed to have been  suspended  at any  general meeting or adjournment  thereof at which the  Shareholder is present or in respect to which the  Shareholder  has  specially  appointed a proxy or  representative.  The Board  may from time to time  require such evidence as it shall deem necessary as to the due execution and continuing  validity of any such standing proxy or authorization and the operation of any such standing proxy or  authorization  shall be deemed to be suspended until such time as the Board  determines that
            it  has  received   the   requested   evidence  or  other   evidence
            satisfactory to it. A person so authorized as a representative  of a corporation  shall be entitled to exercise  the same power on behalf of the grantor of the authority as the grantor could  exercise if it were an individual  Shareholder of the Company and the grantor shall for the purposes of these Bye-Laws be deemed to be present in person at any such meeting if a person so authorized is present at it."

(4)         BYE-LAW 79
            ----------

            "Subject to Bye-Law 78, the  instrument  appointing a proxy together with such other  evidence as to its due  execution  as the Board may from time to time  require,  shall be  delivered  at the  Registered
            Office (or at such place or places as may be specified in the notice convening  the  meeting or in any notice of any  adjournment  or, in either  case or the case of a written  resolution,  in any  document sent  therewith) IN SUCH MANNER,  INCLUDING BY ELECTRONIC  MEANS, AS
            THE BOARD MAY DETERMINE, not less than 48 hours or such other period as the Board may  determine,  prior to the  holding of the  relevant meeting  or  adjourned  meeting  at which  the  person  named in the instrument  proposes  to  vote  or,  in the  case  of a  poll  taken subsequently to the date of a meeting or adjourned  meeting,  before the time  appointed for the taking of the poll, or, in the case of a written  resolution,  prior  to the  effective  date of the  written resolution  and in  default  the  instrument  of proxy  shall not be treated as valid."

(5)         BYE-LAW 141
            -----------

              "Any notice or other document  (including a share certificate) may be served on or delivered to any Shareholder by the Company either personally,  BY ELECTRONIC MEANS or by sending it through the post
              (by airmail where  applicable) in a pre-paid  letter  addressed to such Shareholder at his address as appearing in the Register or by delivering it to or leaving it at such  registered  address OR, IN
              THE CASE OF DELIVERY BY ELECTRONIC MEANS, BY DELIVERING IT TO SUCH
              SHAREHOLDER  AT SUCH  ADDRESS AS MAY BE PROVIDED TO THE COMPANY BY
              THE SHAREHOLDER FOR SUCH PURPOSE.  In the case of joint

            holders  of a share,  service  or  delivery  of any  notice or other document on or to one of the joint holders shall for all purposes be deemed  as  sufficient  service  on or  delivery  to all  the  joint holders.  Any  notice  or other  document  if sent by post  shall be deemed to have been served or delivered  seven days after it was put in the post (AND IF DELIVERED BY  ELECTRONIC  MEANS,  24 HOURS AFTER
            ITS DISPATCH),  and in proving such service or delivery, it shall be sufficient  to prove  that  the  notice  or  document  was  properly addressed,  AND SENT,  AND, IF SENT BY POST,  stamped and put in the post."

(6)         BYE-LAW 142
            -----------

            "Any notice of a general  meeting of the Company  shall be deemed to be duly given to a Shareholder,  or other person  entitled to it, if it is sent to him by cable, telex,  telecopier,  ELECTRONIC MEANS or other mode of  representing  or  reproducing  words in a legible and non-transitory  form at his address as  appearing in the Register or any other address given by him to the Company for this purpose.  Any such notice  shall be deemed to have been served  twenty-four  hours after its dispatch."